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                                                                Exhibit 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 1999, except for note 8, as to which date is November 9, 1999, on Central File, Inc.'s financial statements as of
December 31, 1998 and for the year then ended, included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File Nos. 333-24803, 333-33191, 333-43901, 333-60919,
333-60921 and 333-67499).

                                                    /s/ Fernandez & Bravo

San Juan, Puerto Rico
November 18, 1999